Exhibit 4.2

FORM OF CERTIFICATE FOR SHARES OF 7.625%

SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

Number	Shares
CUSIP 26613Q 304

SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS

DUPONT FABROS TECHNOLOGY, INC.

a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT                                                                                   is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF 7.625% SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK, LIQUIDATION PREFERENCE $25.00 PER SHARE, $0.001 PAR VALUE PER SHARE, OF

DUPONT FABROS TECHNOLOGY, INC.

(the “Corporation”), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Dated:

Secretary	President

Countersigned and Registered:

Computershare Trust Company, N.A.

Transfer Agent and Registrar

DUPONT FABROS TECHNOLOGY, INC.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT-	Custodian

TEN ENT	-as tenants by the entireties		(Cust) (Minor)

JT TEN	-as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act of (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Zip Code, of Assignee)

Shares of the 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share, of the Corporation represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:
X

X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

The shares of Series B Cumulative Redeemable Perpetual Preferred Stock represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended, (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the Corporation’s Series B Preferred Stock; (ii) no Person shall Beneficially Own shares of Series B Preferred Stock to the extent that such Beneficial Ownership would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regarding to whether the ownership interest is held during the last half of a taxable year); (iii) no Person shall Transfer shares of Series B Preferred Stock to the extent such Transfer would result in the Capital Stock being beneficially owned by less that one hundred (100) Persons, as determined under the principles of Section 856(a)(5) of the Code (determined under the principles of Section 856(a)(5) of the Code); and (iv) no Person shall Constructively Own shares of Series B Preferred Stock to the extent such Constructive Ownership would cause the Corporation to Constructively Own ten percent (10%) or more of the ownership interest in a tenant of the Corporation’s real property within the meaning of Section 856(d)(2)(B) of the Code. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Series B Preferred Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Series B Preferred Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Series B Preferred Stock represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries.

In addition, subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person (other than a Qualified Institutional Investor) shall Beneficially or Constructively Own shares of Capital Stock in excess of three and three-tenths percent (3.3%) in value of the aggregate of the outstanding shares of Capital Stock, excluding any outstanding shares of Capital Stock not treated as outstanding for federal income tax purposes, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no person (other than a Qualified Institutional Investor) shall Beneficially or Constructively Own shares of Common Stock in excess of three and three-tenths percent (3.3%) in value or in number of shares, whichever is more restrictive of the outstanding shares of Common Stock, excluding any outstanding shares of Common Stock not treated as outstanding for federal income tax purposes, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Qualified Institutional Investor shall Beneficially or Constructively Own shares of Capital Stock in excess of nine and eight-tenths percent (9.8%) in value of the aggregate of the outstanding shares of Capital Stock, excluding any outstanding shares of Capital Stock not treated as outstanding for federal income tax purposes, unless such Qualified Institutional Investor is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iv) no Qualified Institutional Investor shall Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of nine and eight-tenths percent (9.8%) in value or number of shares, whichever is more restrictive, of the outstanding shares of Common Stock, excluding any outstanding shares of Common Stock not treated as outstanding for federal income tax purposes, unless such Qualified Institutional Investor is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (v) no Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regarding to whether the ownership interest is held during the last half of a taxable year); (vi) no Person shall Transfer shares of Capital Stock to the extent such Transfer would result in the Capital Stock being beneficially owned by less that one hundred (100) Persons, as determined under the principles of Section 856(a)(5) of the Code (determined under the principles of Section 856(a)(5) of the Code); and (vii) no Person shall Constructively Own shares of Capital Stock to the extent such Constructive Ownership would cause the Corporation to Constructively Own ten percent (10%) or more of the ownership interest in a tenant of the Corporation’s real property within the meaning of Section 856(d)(2)(B) of the Code. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock or Common Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital or Common Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Series B Preferred Stock of the Corporation on request and without charge.

The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of a subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation or to its transfer agent.